Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): March 11, 2008.
ALL Fuels & Energy Company
(Exact name of registrant as specified in its charter)
Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Form 8-K
ALL Fuels & Energy Company
Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)
On March 11, 2008, we determined that our financial statements for (1) the three and six months ended June 30, 2007, and (2) the three and nine months ended September 30, 2007, should be restated for such periods (collectively, the “Subject Financial Statements”), to prevent future reliance thereon.

After a review of the Subject Financial Statements, we determined that, in accordance with Statement of Financial Accounting Standards 141, paragraph D16-D17, the reporting in conjunction with the Company’s acquisition of ALL Energy Company in April 2007 should have been shown as though the transfer had taken place at the beginning of the period which would include additional ALL Energy Company activity.

As soon as practicable, we intend to file an amendment to our previously filed Quarterly Report on Form 10-QSB for the period ended June 30, 2007, and our previously filed Quarterly Report on Form 10-QSB for the period ended September 30, 2007. These amended filings will present the appropriate periods in accordance with Statement of Financial Accounting Standards 141, paragraph D16-D17.

Our authorized officers discussed these matters with our independent auditor, Farmer, Fuqua & Huff, P.C., and our independent auditor expressed agreement with our determination to amend the Subject Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.
Dated: March 17, 2008.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President